Exhibit 10.6

50,000/-

LEAVE AND LICENCE AGREEMENT

THIS LEAVE AND LICENCE AGREEMENT (“Agreement”) is made at Mumbai on this 23rd day of October Two Thousand Twelve (“Effective Date”)

BETWEEN

V-Techweb (India) Pvt. Ltd. a company incorporated under the provisions of the Companies Act, 1956 and having its registered office at 302, Lotus House, 6 New Marine Lines, Mumbai-400020 (hereinafter referred to as the “Licensor” which expression shall unless repugnant to the meaning or context thereof shall be deemed to mean and include its successors in business and), of the ONE   PART;

Interjuris, Advocates & Associates	1

AND

BHARAT BUSINESS CHANNEL LIMITED, a Company incorporated under the provisions of the Companies Act, 1956, having its registered office at Auto Cars Compound, Adalat Road, Aurangabad - 431 005, (hereinafter referred to as “Licensee” or “BBCL” which expression shall unless repugnant to the context or meaning thereof be deemed to mean and include its successors in business) of the OTHER PART.

Each of the Licensor and the Licensee shall be individually referred to as the Party and collectively as the Parties.

WHEREAS:

I.	BBCL, under the License issued by the Ministry of Information and Broadcasting, Government of India, is in the business of establishing, maintaining and operating Direct to Home (“DTH”) transmission services on the satellite television platform, to its subscribers in the territory of India (“DTH services”).

II.	The Licensee is in need of a Premises to carry out its aforesaid activities and has requested the Licensors to grant it a Licence to use and occupy the Licensed Premises. The Licensee has represented to the Licensors and has declared that the paid up share capital of the Licensee is above Rupees one crore and it shall maintain the same throughout the License Term.

III.	The Licensor has represented to the Licensee that by and under a development agreement dated 10th January 2006,

Interjuris, Advocates & Associates	2

Mr. Vasant R. Jadhav and Mr. Ajit Kumar Karsandas Hamlai the Promoters of MAHER - CO-OPERATIVE SOCIETY LIMITED a Society registered under the Maharashtra Co-operative Societies Act, situated at Village Oshiwara, Taluka Andheri, Link Road, Jogeshwari (W), Mumbai - 400102 (therein referred to as the “Owners”) and the Licensor therein referred to as the “Developers”), the Owners granted full and complete development rights to the Licensor to develop the plot of land bearing CTS No. 131, 133, and 233 admeasuring 5630 sq. mtrs. lying and being situated at Village Oshiwara, Taluka Andheri, Greater Mumbai (hereinafter referred to as the said “Lands”).

IV.	In view of the development rights granted to the Licensor under the said development agreement dated 10th January 2006, the Licensor has constructed a building known as Tech Web Centre, on the Lands bearing CTS No. 131, 133, and 233, New Link Road, Oshiwara, Jogeshwari (W), Mumbai - 400 102 (hereinafter referred to as the said “Building”) which is more particularly described in the First Schedule of the Agreement.

V.	The Licensor has constructed the said Building and is the absolute and lawful Owner and is seized and possessed of and is entitled to the premises in respect of area

a)	On Ground Floor:- admeasuring 23,500 sq. ft., chargeable area i.e. 17,625 sq. ft. carpet area of the Ground Floor,

Interjuris, Advocates & Associates	3

b)	On First Floor:- admeasuring 27,108 sq. ft. chargeable area i. e. 20,331 sq.ft. carpet area out of which 9,000 sq.ft. comprises of closed terrace in the First Floor, (the aggregate area of the ground and the first floor admeasuring 50,608 sq.ft. chargeable area) along with 40 car parks and an additional 5 car parks on chargeable basis in the said Building subject to availability of additional car parks.

Based on the representation of the Licensor to the Licensee under this Agreement, the Licensee has requested the Licensor to let out the aforesaid Premises (as hereinafter defined) being Ground Floor and First Floor, Techweb Centre, New Link Road, Oshiwara, along with 40 car parks and an additional 5 car parks on chargeable basis subject to availability of additional car parks (hereinafter collectively referred to as 'the said Premises' which is marked in red colour in the plan and more particularly described in the Second Schedule hereunder written) on Leave & License basis for the purpose of carrying on business of the Licensee for a period of 60 months from the Commencement Date (hereinafter defined) of this Agreement on the terms and conditions hereinafter appearing.;

VII	The Licensor, upon assurances of the Licensee that it shall strictly abide by the stipulations contained in this Agreement has agreed to grant on a Leave and License basis to the Licensee the said Premises on the terms and conditions as stipulated herein under.

Interjuris, Advocates & Associates	4

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS UNDER:

1.	LICENSE:

1.1	The Licensee has conducted the legal due diligence in respect of the said Premises and is satisfied that the title of the said premises belongs to the Licensor.

1.2	The Licensor hereby grants unto the Licensee merely on Leave and License basis to use and occupy the said Premises in a bare shell and core condition, for a period of 60 (Sixty) months commencing from the Commencement Date (as hereinafter defined)

2.	THE LICENSED PREMISES:

The said Premises comprises of the following area admeasuring

(a)	23,500 sq. ft. chargeable area i.e. 17,625 sq. ft. carpet area of the Ground floor

(b)	27108 sq. ft. chargeable area i.e.20331 sq. ft. carpet area out of which 9000 sqft closed terrace of the First floor of Techweb Centre, New Link Road, Oshiwara,

(the aggregate area of the ground and the first floor admeasuring 50,608 sq.ft. chargeable area) along with 40 car parks and additional 5 car parks on chargeable basis subject to availability of the additional car parks.

Interjuris, Advocates & Associates	5

3.	TERM OF LICENSE:

3.1	The term of this Agreement shall be for a term of 60 months commencing from 1st October, 2012 (“Commencement Date”) and expiring on 30th Sept 2017 referred to as the “Licensed Period”). The initial period of three years commencing from the date of execution of this agreement shall operate as the lock in period for both the Licensor and the Licensee and neither party shall terminate this Agreement during the lock-in period, unless otherwise provided under this Agreement.

4.	MONTHLY LICENSE FEE:

4.1	In consideration of the Licensor granting the right to the Licensee to occupy and use the said Premises, the Licensee shall pay the Licensor, the fees as stated below:

a)	For Ground floor:- shall be sum of Rs. 14,00,000/- (Rupees Fourteen Lakhs only) per month.

b)	For First Floor: - shall be sum of Rs. 11, 00,000/- (Rupees Eleven Lakhs only) per month.

(hereinafter referred to as the “Monthly Licence Fee”), from the Commencement Date which shall be subject to income tax deductible at source (TDS) as per the Income Tax Act, 1961. The Licensee shall also be liable to pay service tax or any replacement tax or any replacement tax of similar nature and surcharges, cess or levy on such tax levied (Service Tax) on the License Fee.

Interjuris, Advocates & Associates	6

4.2	The Monthly Licence Fee shall be paid on or before the 5th day of each month in advance. If there is delay in payment of the Monthly Licence Fee and /or any other payment payable under this Agreement, the Licensee shall pay an interest of 12 % p.a. of the Monthly Licence Fee to be calculated from the due date of each of such payment, up to the date of full realization thereof, in addition to the Monthly License Fee. Licensee shall deposit the Tax Deducted at Source (TDS) before the concerned statutory. The Licensee shall issue a TDS certificate to the Licensors for all TDS deducted within the time prescribed under the Income-tax Act, 1961 and the rules made there under.

4.3.	The Monthly License Fee will be first escalated by 10 % with effect from 21st April 2013 on the last paid Monthly License Fee and the second such escalation shall be effective from three years thereafter.

5.	INTEREST FREE REFUNDABLE SECURITY DEPOSIT:

5.1	The Licensee shall deposit with the Licensor 3 (Three) Months Monthly License Fee equivalent to Rs. 75,00,000 ( Rupees Seventy Five Lakhs) as Interest free refundable Security Deposit (hereinafter referred to as the “Security Deposit”) as under:

a.	for Ground floor :- a sum of Rs.42,00,000/- (Rupees Forty Two Lakhs Only)

Interjuris, Advocates & Associates	7

b.	for first floor :- a sum of Rs. 33,00,000/- (Rupees Thirty Three Lakhs Only)

aggregating to a sum of Rs.75,00,000/- (Rupees Seventy five Lakhs Only) (“Interest Free Refundable Security Deposit”) to the Licensor on the execution of these presents or on such date as may be mutually agreed between the Parties. The Licensor shall hold the Interest Free Refundable Security Deposit during the Licensed Period and the Licensor shall refund the said Interest Free Refundable Security Deposit to the Licensee in accordance with the provisions of this Agreement.

6.	REFUND OF INTEREST FREE SECURITY DEPOSITS:

6.1	In the event of expiry of this Agreement herein, the Interest Free Refundable Security Deposit shall be refunded to the Licensee after making appropriate deduction, if any applicable, simultaneously with the Licensee handing over vacant and peaceful possession of the said Premises to the Licensor.

6.2	In the event of earlier termination of this Agreement, subject to terms and conditions of this Agreement, the Licensor shall refund the Interest Free Refundable Security Deposit within 7 days of the termination of this Agreement and the Licensee shall simultaneously hand over vacant and peaceful possession of the said Premises to the Licensor.

Interjuris, Advocates & Associates	8

6.3	The Licensor shall be entitled to adjust amount from the Interest Free Refundable Security Deposit in case of non- payment of monthly license fee and utility charges, taxes, Tax Deducted at Source (TDS), Service tax, levies as payable by the Licensee under this Agreement.

6.4	Licensors shall during the License Term be entitled to adjust all amounts in arrears in terms of the Leave and License Agreement, (if the same are outstanding for a period of 15 (Fifteen) days after the same are due by the Licensee from the Security Deposit and the Licensee shall during the License Term deposit the amount so adjusted so as to ensure that throughout the License Term there is deposited by the Licensee a sum equivalent to 3 months License Fees.

7.	CONSEQUENCES OF LICENSOR’S INABILITY TO REFUND INTEREST FREE SECURITY DEPOSIT:

In the event of any failure by the Licensor to refund the Interest Free Refundable Security Deposit as per the provisions mentioned hereinabove, the Licensee shall be entitled to continue to use and occupy the said Premises without payment of Monthly License Fee. In addition, the Licensor shall pay an interest of 12% per annum from the due date upto the date of full realization thereof. However the Licensee shall have an obligation to pay the utility charges on actual basis to the Licensor until such time the Licensor refunds the Interest Free Refundable Security Deposit, in case the Licensee occupies the said Premises.

Interjuris, Advocates & Associates	9

8.	CONSEQUENCES OF LICENSEE’S INABILITY TO VACATE THE SAID PREMISES:

8.1	In the event the Licensor is ready and willing to refund the Interest Free Refundable Security Deposit to the Licensee, after making appropriate deduction, if any, but the Licensee does not vacate the Licensed Premises on the Expiry Date or on early termination then the Licensee shall be liable to pay to the Licensor liquidated damages i. e the Licensee shall pay to the Licensor interest @ 18% per annum on the monthly License Fees without prejudice to other legal rights of the Licensor. If the Licensee fails and neglects to vacate the said premises within six months from the expiry of this Agreement or early termination, in such an event the Licensee shall be liable to pay liquidated damages of the daily license fees from the period commencing after six months from the expiry of the Agreement or early termination till the date the Licensee removes themselves from the said premises and hands over vacant and peaceful possession of the said premises to the Licensor, without prejudice to the legal rights of the Licensor.

Interjuris, Advocates & Associates	10

9.	NON-PAYMENT OF MONTHLY LICENSE FEE, AND UTILITY CHARGES OR OTHER CHARGES ON VACATING THE SAID PREMISES:

On the expiry of Licensed Period or early termination of this Agreement, if the Licensee vacates the said Premises without paying the outstanding Monthly License Fee, and /or outstanding utility charges, deposit of TDS and service tax and other charges, if any, which are payable by the Licensee as mentioned in this Agreement in respect of the said Premises then the Licensor is entitled to deduct the same from the Interest Free Refundable Security Deposit and the balance amount of the Interest Free Refundable Security Deposit after such deduction will be refunded to the Licensee. If on the expiry of the Licensed Period and/or early termination as the case may be payment for bills in respect of various charges such as electricity bills and telephone bills remain outstanding then the Licensor will retain 3 months average amount of such electricity and telephone charges from the Interest Free Refundable Security Deposit and the balance amount of the Interest Free Refundable Security Deposit will be refunded to the Licensee.

4

10.	UTILITY CHARGES MAINTENANCE CHARGES:

10.1	In addition to payment of the Monthly License Fee as herein above provided, the Licensee shall pay the charges for electricity, water and telecommunication consumed by the Licensee in the said Premises at actual as shown by a separate meter and billed by the respective competent authorities.

Interjuris, Advocates & Associates	11

10.2	The Licensee shall be responsible to obtain any additional power required by the Licensee over and above the connected load provided. However, the Licensor shall co-operate with the Licensee to obtain such additional power. Any security deposit to be paid to obtain such additional power shall be paid by the Licensee and shall be deposited with the concerned authority and this security deposit will be refunded to the Licensee by the licensor pursuant to surrender of the said additional power on expiry of or earlier termination of the Agreement. The Licensor shall provide 24X7 hour back up power of 180 KVA to the Licensee from its generator sets. The Licensee shall be charged by the Licensor for the power consumed from the generators on actual based on the number of units of power consumed by the Licensee as per the meter installed at respective premises.

10.3	The Licensor shall pay the maintenance charges in respect of the common area of the said Building subject to the provisions of this Agreement. However, the Licensee shall be responsible and liable for the day-to-day minor internal maintenance of the said Premises.

11.	WATER SUPPLIES AND SEWERAGE:

11.1	The Licensor shall provide adequate water supply for usage in toilets (hereinafter referred to as the “Licensee’s Toilets") from the existing supply that the Licensor is availing from the Municipal Corporation of Greater Mumbai (“MCGM”). The Licensee shall pay to the Licensor the necessary charges for water supply. However, in the event of MCGM failure to provide adequate water supply, the Licensor shall arrange to procure the water at Licensee’s cost.

Interjuris, Advocates & Associates	12

11.2	The Licensor shall provide for sewerage connection to the Licensee’s Toilets.

12.	PAYMENT OF TAXES:

12.1	Payment of all current and / or future property taxes shall be borne by the Licensor.

12.2	If service tax and/or any other taxes is/are levied by the concerned authority under the provision of Finance Act or under any other acts or statute of the State Government for or in respect of said Premises, then the Licensee shall be liable to bear and pay or reimburse such tax or amount to the Licensor.

13.	THE LICENSOR’S COVENANT/ OBLIGATIONS:

The Licensor hereby covenants with the Licensee as under:

13.1	The Licensor confirms that on the Licensee paying the Monthly License Fees hereby reserved, deposit of TDS amount with the concerned authorities and performing all covenants contained herein or stipulated, the Licensee shall be entitled to hold, possess, peacefully use and occupy the said Premises during the Licensed Period for the Purpose, without any interruption or hindrance from the Licensor or any person claiming under the Licensor.

Interjuris, Advocates & Associates	13

13.2	The Licensor shall be responsible for and shall at its cost carry out all structural repairs, external painting, and all other major civil, electrical, elevator related and plumbing works in respect of the said Premises including but not limited to bursting of water and sanitary pipes and cracks in the structure, seepage etc. Such repairs shall be attended to and repaired by the Licensor within 24 hours of notice in writing sent by the Licensee to the Licensor or such other time period as may be mutually agreed by the Parties or the Licensee may at its option get the repairs done with prior permission of the Licensor and the Licensee shall raise the bills for such repair which shall be payable by the Licensor to the Licensee within 30 days of the date of receipt of such bill.

13.3	The Licensor grants to the Licensee, such permission at the Licensee’s cost to carry out such additions limited to installing necessary appliance therein subject to that no inconvenience should cause to the other occupant of the said Building, and at the time of vacating the said Premises, the Licensee shall be entitled to take away, without affecting the said Premises, all such additions, installations fittings made by the Licensee in the said Premises as are of moveable nature and shall leave behind the flooring and counters that would have been installed in the said Premises by the Licensees and cost of the flooring and counters that would have been installed shall not be reimbursed by the Licensor.

Interjuris, Advocates & Associates	14

13.4	During the term of this Agreement, the Licensor shall have the right to sell or mortgage the said Premises occupied by the Licensee to any third party. However, the Licensee’s interest shall not be prejudice in spite of change in the ownership of the said Premises. In such an event, the Licensor shall obtain a written confirmation from the purchaser as the case may be that the rights of the Licensee granted in terms of this Agreement shall not be impaired by such sale.

13.5	The Licensor shall be responsible for taking all the insurance in respect to said Building, however it shall be obligation of the Licensee to insure the equipments situated within the said Premises.

13.6	The Licensor shall ensure that the Licensee is entitled to use occupy and enjoy the said Premises in accordance with the terms of this Agreement without any interference, hindrance or disturbance from the Licensor and / or any other person, including closure / sealing of the said Premises by any authorities. Save and except as provided under this Agreement it shall be the obligation of the Licensor to pay all the taxes and other levies such as municipal and property tax, water tax, urban land tax, etc. in respect of the said Premises to the concerned appropriate authority/authorities to ensure that the peace full occupation of the Licensee is not disturbed due to the non-payment of the aforesaid tax as mentioned hereinabove

Interjuris, Advocates & Associates	15

14.	THE LICENSEE’S COVENANT/ OBLIGATIONS:

14.1	The Licensee hereby covenants with the Licensor as follows: -

14.2	The Licensee shall regularly pay the Monthly License Fee and service tax hereby reserved, deposit TDS amount as set out in Clause herein above without any default or delay.

14.3	The Licensee confirms and agrees that pursuant to due open market survey on fair market value of the said property and/or said Premises, Licensee has agreed to pay Monthly License fee hereby reserved and further indemnify to the Licensor that they shall not dispute the Monthly Licensee Fee as mutually agreed upon during the Licensed Period.

14.4	The Licensee shall observe and comply with all applicable rules, regulations and bye laws in relation to the said Premises.

14.5	The Licensee is and shall not engage in any illegal activity within the said Premises.

Interjuris, Advocates & Associates	16

14.6	The Licensee shall carry out all minor repairs (such as water leakage/ seepage/internal plumbing), if any, in or to the said Premises at the time of vacating the said Premises or on expiry of the License Period, the Licensee shall remove and take away all such furniture, equipment and installations, fittings made by the Licensee in the said Premises as are of moveable nature and may leave behind the flooring and counters that would have been installed in the said Premises by the Licensee and cost of the flooring and counters that would have been installed shall not be reimbursed by the Licensor.

14.7	The Licensee shall maintain the said Premises in good condition and will not cause any damage thereto subject to natural wear and tear and shall give back the said Premises to the Licensor on the expiry of Licensed Period under good and tenantable condition. The Licensee shall maintain the said Premises in good condition and will not cause any damage thereto. If any damage is caused to the said Premises or any part thereof by the Licensee or its employees, servants or agents, the same will be made good by the Licensee at the cost of the Licensee either by rectifying the damage or by paying cash compensation as may be determined by a mutually agreed upon architect.

14.8	The Licensee shall not store or keep any goods in the said Premises, which are hazardous or dangerous in nature

14.9	The Licensee may bring such equipments as are necessary for carrying on its business in the said Premises in relation to the Purpose, provided that while such equipments are within the said Premises, all such equipments shall be at the risk of the Licensee and the Licensor shall not be liable for any damage / injury to such equipment unless the same has been caused by the Licensor or its employees or agents.

Interjuris, Advocates & Associates	17

14.10	The Licensee shall regularly pay all electricity, water and telephone bills in the manner in this Agreement and in failure thereof the unpaid amount shall be deducted by the Licensor at the time of refunding the Interest Free Refundable Security Deposit.

14.11	In no event without the consent of the Licensor, the Licensee shall carry out any, major additions or alterations, installations works on external part of the said Premises and/or permanent nature in the said Premises. However, Licensee shall be entitled to make, alter/modification, install equipment inside the said Premises. The Licensee shall not during the Licensed Period make any structural alterations in the said Premises but shall be at liberty to install air-conditioners and such other electrical appliances and other conveniences reasonably required without making any major external elevation in the said Building.

14.12	The Licensee may at its own costs, reasonably insure and keep insured during the Licensed Period , all its furniture, fixtures and other equipment and valuables, kept or installed and all its property lying in the said Premises from and against any loss or damage caused by earthquakes, fire, theft, etc.

Interjuris, Advocates & Associates	18

14.13	The Licensee, its employees/ representative, holding or subsidiary Company, group companies and affiliates shall not do any act, which may cause damage to insurance of the said Premises.

14.14	The Licensee shall not during the Licensed Period make any structural alterations in the said Premises but shall be at liberty to install air-conditioners and such other electrical appliances and other conveniences reasonably required by the occupants of the said Premises, and which remain the property of the Licensee and shall be removed by the Licensee on vacating the said Premises, provided however that the said Premises are not damaged in any manner whatsoever. If any damage is caused to the said Premises at the time of removal of such installations the same shall be made good by the Licensee.

14.15	At the time of vacating the said Premises or on the expiry of this Agreement, the Licensee shall take away all the furniture, equipments and installations and fittings made by the Licensee without causing any damage to the said Premises.

14.16	The Licensee shall be entitled to engage/employ, at its cost and expense, security guards for the said Premises who shall be positioned/ located at the said Premises.

Interjuris, Advocates & Associates	19

14.17	The Licensee, its employees, agents and clients shall at all times be entitled to the use of the common areas, lifts, passages and access way to the said Premises on a 24 x 7 basis. The common services, including lighting in common areas, shall also be made available to the Licensee at all times at no extra charge.

14A.	REPRESENTATIONS AND WARRANTIES BY THE LICENSOR

(a)	The Licensor represents that the said Building on which the a said Premises is located has been constructed in accordance with the building plans sanctioned and approved by the concerned authorities and that the Licensor is not in breach of any statutory/municipal regulations with respect to the construction on the said Building/ property.

(b)	The Licensor represents that no permission or prior approval is required for letting out the said Premises for use and occupation by the Licensee for the Purpose.

(c)	The Licensor is the absolute owner and is well and sufficiently entitled to the said Premises and has good right, full power and absolute authority to enter into this Agreement with the Licensee for the Licensed Period and in the manner contemplated in this Agreement.

Interjuris, Advocates & Associates	20

15.	JOINT USER

15.1	It is agreed by and between the Parties hereto that the license hereby given by the Licensor to the Licensee is personal and restricted to the Licensee and/or Affiliates and/or its Group Companies. It is clearly agreed and understood that the Licensee shall not be entitled to permit use and occupation and /or create any other third party rights in respect of the said Premises or any part or parts thereof in any manner whatsoever and provided however, it shall always be the responsibility of the Licensee herein that such Group company / Affiliates /subsidiaries vacates and hands over peaceful possession of the said Premises on expiry or earlier determination of this Agreement in terms of this Agreement. It is further clarified and understood that even if Licensee and/or Group Company /affiliates/subsidiaries/ occupy the said Premises or any part or parts thereof, the Licensee herein shall be liable to observe and perform the terms and conditions under this Agreement and continue to be liable to pay the Monthly License Fee and all other amounts as may be payable by the Licensee to the Licensor under this Agreement In case the Licensee’s group company/subsidiaries/affiliates is proposing to occupy the said Premises, the Licensee shall give a prior written intimation to the Licensor of its intention of doing so and hereby indemnify and keep the Licensor indemnified in respect thereof.

15.2	For the purposes of this Agreement, an Affiliate in relation to a Party means any company, which is under the Control of, or under common Control with, the Party or a company, which exercises Control over the Party. “Control” (including, with its correlative meanings, the term “under common control with”), as used with respect to any entity, means the power to direct the management or policies of such entity, whether through the ownership and possession, directly or indirectly, of more than 51% of the voting securities of such person, through the power to appoint over half of the members of the board of directors or similar governing body of such entity, through contractual arrangements or otherwise.

Interjuris, Advocates & Associates	21

15.3	In the event of a merger, acquisition, consolidation, amalgamation or any such reorganization of the Licensee into or with any other entity in accordance with applicable law, such resultant entity shall be entitled to all the benefits and like wise liable to discharge all the obligations of this Agreement as if the Agreement is executed between such resultant entity and the Licensor. However, in the aforesaid circumstances the Licensee shall give one-month prior intimation to the Licensor in writing.

16.	ACCESS TO LICENSED PREMISES:

16.1	The Licensee shall have unlimited access to the said Premises 24 hours, 7 days per week. The Licensor and the Licensor’s authorized representatives shall have full liberty to inspect the said Premises at any time after giving a written notice of at least 48 hours in advance to the Licensee and the Licensor’s authorized representatives shall be entitled to enter upon the said Premises and to view and/or make physical verification of the state and condition thereof and to direct the Licensee to set right any wrongful use, damage, repairs, etc.

17.	NO ASSIGNMENT OR TRANSFER OF LICENSE:

17.1	It is agreed and declared between the Parties hereto that the license for the use of the said Premises is hereby granted to the Licensee. The Licensee shall not in any manner whatsoever, assign the license or transfer the benefit of this Agreement or license to any person or party or induct any person or party whomsoever in the said Premises or permit or suffer the said Premises to be used by any other person or party whomsoever.

Interjuris, Advocates & Associates	22

17.2	For the purpose of clarification it is hereby further agreed and recorded that the possession of the said Premises shall always be deemed to be with the Licensor and the Licensee shall not be deemed to be in exclusive occupation of the said Premises save and except as Licensee for the term and upon terms and conditions to be recorded in this Agreement.

18.	NO TENANCY OR EASEMENTARY RIGHTS:

18.1	The Licensee hereby expressly agrees, understands, accepts and confirms that the Licensee is by and under this Agreement merely granted a non-assignable and non-transferable permission, for the Licensed Period to use the said Premises, and subject to the terms, conditions, covenants, stipulations and provisions of this Agreement, and that it is not the intention of the Licensee hereto to create any other rights or interests whatsoever (including easementary, leasehold, tenancy or sub-tenancy rights) in respect of the said Premises, and neither the Licensee shall be entitled to and nor shall claim any right or interest whatsoever to use the said premises beyond the Licensed Period or in any manner contrary to the terms, conditions, covenants, stipulations and provisions of this Agreement.

Interjuris, Advocates & Associates	23

19.	NO RESPONSIBILITY FOR LOSS, THEFT, ETC. :

19.1	The building management will ensure that common security is provided at the building entrance, entrance lobby and elevators. However, the Licensor shall not be responsible or liable for any theft, loss, damages or destruction of any property of the Licensee or of any other person located in the said Premises on account of any cause whatsoever unless directly attributable to actions of the Licensor, its employees or agents. The Licensee will be allowed to keep its private security at all or entry points of the Ground Floor.

20.	FORCE MAJEURE:

20.1	If at any time during the subsistence of the Agreement, the said Premises are destroyed or damaged by fire (not attributable to default of Licensee), flood, tempest, accident, earthquake or any act of God, war or due to any other cause beyond the control of the Parties hereto and not on account of act, deed or omission attributable to the Parties hereto so that the said Premises become unfit for occupation and use then in such event, either Party shall not be responsible for the losses to the other Party and the Monthly License Fee and/or utility charges and/or any other charges hereby reserved may be suspended until the said Premises shall have been again rendered fit for occupation and use. Provided that in case of any of the foregoing events, happening or if for any reason which is not attributable to the Licensee, the said Premises cannot be occupied by the Licensee, then in such case either Party after giving a written notice of 30 days shall have the option to put an end to this Agreement forthwith notwithstanding anything hereinabove contained and receive the Interest Free Refundable Security Deposit.

Interjuris, Advocates & Associates	24

21.	EVENTS OF DEFAULT:

The following shall be construed as an Event of Default:

21.1	If the Licensee does not pay the Monthly License Fee, deposit the TDS amount before the concerned authorities under this Agreement in spite of receiving a 30 days written notice from the Licensor and such breach is not remedied by the Licensee within 1 month of receipt of the notice;

21.2	If either Party commits a material breach of any of its covenants / obligations under this Agreement, which purports to sooner terminate the Agreement or disturb or interfere with the peaceful use and occupation of the said Premises by the Licensee. In such an event, the non-breaching Party shall provide the breaching Party with a written notice seeking to resolve the dispute amicably by the management of the Licensor and the Licensee. In the event no resolution is achieved within 30 days from the date of receipt of the written notice by the breaching party, the non-breaching party shall have the right to terminate this Agreement in accordance with the provisions of Clause under these presents.

21.3	If either the Licensor or the Licensee has a receiving final order made against it/them to be wound up or enters into composition with the creditors or;

Interjuris, Advocates & Associates	25

21.4	In the event of the paid up equity capital of the Licensee falling below rupees one crore or the Licensee filing a notice or making an application to any court or tribunal or such other competent legal forum seeking protection / injunction against eviction available under any prevailing statute only to a lawful tenant, or seeking fixation of standard rent or fees or seeking any other protection or relief available under any prevailing statute only to a lawful tenant, the License granted to the Licensee shall stand terminated on the day preceding the day of the Licensee sending or making such notice or writing or making such application to any court or tribunal or such other competent legal forum; it being expressly agreed, understood and accepted by the Licensee that no tenancy or other rights are being or have been created in favour, of the Licensee. Termination of the Agreement in the aforesaid case shall be automatic and shall not require any act from the Licensor.

22.	TERMINATION:

22.3	Either Party terminates the Agreement on account of any breach of the terms/ covenants/ obligations/ and/or in Event Of Default of this Agreement, in such an event the other Party shall give a written notice calling upon the defaulting party to rectify the breach within 30 days. If the defaulting Party fails / neglects to rectify the breach, then the other Party may terminate this Agreement upon the expiry of the 30 days notice period.

Interjuris, Advocates & Associates	26

22.4	In the event of expiry or termination of the License, the Licensee shall have the right to remove any furniture(s) / fixture(s) & equipment(s) as installed by them during the Licensed Period without causing any damage to the said Premises.

23.	SIGN BOARDS:

23.1	The Licensee, is allowed to put up signage to display their name and logo on the Ground floor lobby and the main entrance lobby of the said Building at the specified space. All the expenses pertaining to the installation of the same shall be borne by the Licensee.

24.	NOTICES:

Any notice or other communication required or permitted to be given to any Party under this Agreement shall be given in writing and shall be delivered by hand, by airmail, facsimile or telex, addressed to each Party at its respective address set forth below, or such other address as may be designated by such Party by notice pursuant to this clause.

If to Licensor:	V-Techweb India (Pvt.) Ltd.
302, Lotus House, 3rd Floor,
6, New Marine Lines,
Mumbai-400 020.

If to Licensee:	Bharat Business Channels Limited
1st Floor, Techweb Centre, New Link Road,
Near Mega Mall, Oshiwara, Mumbai-400 102
Maharastra, India

Interjuris, Advocates & Associates	27

25.	STAMP DUTY AND REGISTRATION CHARGES:

a).	The Parties shall register this Agreement, in accordance with Law.

b).	Stamp duty and registration charges with respect to this Agreement shall be borne by the Licensor and Licensee equally. If the Licensee fail and / or neglect to comply with the statutory requirements of registration within four months of execution of this presence, the Licensor shall not in any way be liable and / or responsible for such failure on the part of the Licensee.

c).	However the Licensor shall cooperate by providing all documentation & other reasonable assistance to the Licensee to complete all formalities in relation to the registration.

26.	LEGAL FEES:

Each Party shall bear its own legal charges in connection with this Agreement.

27.	GOVERNING LAW AND JURISDICTION:

This Agreement shall be governed by and construed in accordance with the laws of India. The Courts in Mumbai alone shall have the exclusive jurisdiction to try and dispose of any dispute arising out of or under this Agreement.

Interjuris, Advocates & Associates	28

28.	SEVERABILITY:

In the event that any term, condition or provision of this Agreement is held to be in violation of any applicable Law, statute, regulation or order or is declared or adjudged to be illegal, invalid or unenforceable, the same shall be deemed to be deleted from this Agreement and shall be of no force and effect and in that event, this Agreement shall remain in full force and effect as if such term, condition or provision had not originally been contained in this Agreement. Notwithstanding the above in the event of any such deletion, the Parties shall negotiate in good faith in order to agree the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted.

29.	WAIVER AND CONSENTS:

No rights under this Agreement shall be deemed to have been waived and there should be no waiver other than by notice in writing signed by other Party. The failure of either of the Parties hereto to exercise any right given to it hereunder or to insist upon strict compliance by the other Party with the terms of this Agreement shall not constitute a waiver of any terms or conditions of this Agreement. The rights or remedies set forth in this Agreement are in addition to any other rights or remedies, which may be granted by law.

30.	AMENDMENTS:

No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of all the Parties. The expression “variation" shall include any variation, supplement, deletion or replacement however effected.

Interjuris, Advocates & Associates	29

31.	BINDING NATURE OF THE AGREEMENT:

The obligations under this Agreement will be binding upon and its benefits will ensure to the benefit of the Parties and their respective successors and assignees.

32.	COUNTER PARTS:

This Agreement is executed in duplicate. The original Agreement shall be with the Licensee and its copy with the Licensor.

FIRST SCHEDULE ABOVE REFERRED TO:

Building Techweb Centre situated at New Link Road, Oshiwara, Jogeshwari (W), Mumbai 400102 on a demarcated portion of the land admeasuring 5630 sq. mtrs. Or thereabouts bearing C.T.S No. 131, 133 and 233 Situate, lying and being at Village Oshiwara in Taluka Andheri of Mumbai Suburban District and in the Registration District and Sub-District of Mumbai City and Mumbai Suburban and bearing the following description and particulars in the Village records and in the registers and records of City Survey for Mumbai Suburban District.

SECOND SCHEDULE ABOVE REFERRED TO:

Ground floor admeasuring 23,500 sq. ft of built up area i.e. 17,625 sq. ft. carpet area and admeasuring 27,108 sq. ft. chargeable area i.e. 20,331sq.ft. carpet area out of which 9,000 sq.ft. closed terrace in the first Floor, total admeasuring 50,608 sq.ft. chargeable area, in the building known as “Tech Web Centre" marked in red colour.

Interjuris, Advocates & Associates	30

IN WITNESS WHEREOF, the Parties hereto have hereunto and to the duplicate hereof set and subscribed their respective hands and seals the day and year first hereinabove written.

SIGNED SEALED AND DELIVERED by the withinnamed ‘the Licensor’ V-Techweb (India) Pvt. Ltd. pursuant to the Power		) ) ) )
of Attorney dated 8th May 2010)
through the hands of its Director		)
Mr. Vasant R Jadhav in the presence of		) )
1.	Rajesh A. Bashte	)
2.	UDAY PALICHA	)
SIGNED, SEALED AND DELIVERED by the withinnamed ‘the Licensee’ Bharat Business Channel Limited pursuant to the Resolution of the Board of dt. 5th January 2009. through the hands of its		) ) ) ) ) ) )
Authorised Representative / Dy.		)
General Manager (Legal))
Mr. Gajanfar Akbar Khan.		)
in the presence of		)
1.	Dinesh Bhandam
2.

Interjuris, Advocates & Associates	31

RECEIPT

RECEIVED of and from withinnamed Licensee Bharat Business Channel Limited a sum of Rs.75,00,000/- (Rupees Seventy Five Lakhs only) vide Cheque/DD/PO No.094792 dated 22.10.2012 drawn on IDBI Bank amount of Interest Free Refundable Security Deposit payable by the Licensee to us Rs.75,00,000/-

WE SAY RECEIVED
For, V-Techweb (India) Pvt. Ltd.

Interjuris, Advocates & Associates	32

Bharat Business Channel Limited www.videocond2h.com	Corporate Office: 1st Floor. Techweb Centre. New Link Road Near Mega Mall. Oshiwara Mumbai - 400 102	Registered Office Auto Cars Compound Adalat Road, Aurangabad 431005 Maharashtra
(+91-22) 42 555 000 (+91-22) 42 555 050

TO WHOMSOEVER IT MAY CONCERN

l, Anil Khera, Chief Executive Officer of Bharat Business Channel Limited ("the Company") vide the powers vested in me, to delegate powers by authorization on behalf of the Company vide a Resolution passed by the Board of Directors meeting held on 5th January, 2009 do hereby authorize Shri. Gajanfar Akbar Khan an employee of the Company, designated as Deputy General Manager-Legal to sign and execute the Leave and License Agreement and Deed of Cancellation and all other related documents, to be executed with V-Techweb (India) Pvt. Ltd, in respect of the office premises in the Techweb Centre, Oshiwara which is more particularly described in the respective Agreements.

/s/ Anil Khera
Anil Khera
Chief Executive Officer

/s/ Gajanfar A Khan
Signature of Gajanfar A Khan

Place: Mumbai

Date: 1st October 2012

Bharat Business Channel Limited A Vidiocon Group Enterprise C-6 Ashok Steel Compound 159, C.S.T. Road, Kalian, Santacruz (E) Mumbai - 400 098. India	Tel.: (91-22) 4079 4800 Fax.: (91-22) 2652 8826 Web.: www.d2h.com

CERTIFIED TRUE COPY OF EXTRACTS FROM RESOLUTION OF BOARD OF DIRECTORS OF BHARAT BUSINESS CHANNEL LIMITED (“the Company") HELD ON 5th JANUARY, 2009

“RESOLVED THAT Mr. Anil Khera, Chief Executive Officer of the company be and is hereby authorized to do the following act/s,_deed/s from time to time, that is to say:-

To sign and execute various kinds of agreements, contracts, Memorandum of Understandings, including but not limited to the agreements of the nature of Leave & License Agreements, Rent Agreements, Undertakings, Content Contracts etc on behalf of the Company".

“To apply, obtain and renew all license, permits, agreements etc. before Government Authorities as and when necessary on behalf of the company".

“To negotiate, carry on correspondence with any association, company, firm, Corporation, Municipality and department of Government or any other person or public body and file applications and to enter and sign and execute any contract, agreement or any other deed or documents that may be required or deemed proper”.

“To pay various dues towards the various revenue authorities except the Income Tax authorities and to pay other necessary fees and charges etc as may be required from time to time”.

“To make application necessary for approval(s)/ sanction(s)/ permission(s) as are required & to collect copies and receipts from various Statutory and other authorities excluding the Income Tax authorities”.

“To institute and / or to defend legal action(s), suits and proceedings for and on behalf of the Company.

“To apply for the Certified copies of the Orders and other documents and to engage advocate and to take all steps which are necessary for filing an appeal in Higher Courts”.

“To lead oral and documentary evidence in the court of law and to lead evidence for and on behalf of Company”.

Bharat Business Channel Limited A Videocon Group Enterprise C-6, Ashok Steel Compound, 159, C.S.T. Road, Kalina, Santacruz (E) Mumbai - 400 098. India	Tel.: (91-22) 4079 4800 Fax.: (91-22) 2652 8826 Web.: www.d2h.com

“To appear and engage advocate in various proceedings before High Court, Session Court, Civil Court, Criminal Court, Consumer Court,Trade Mark Registry, TRAI, TSATAT, police authority, and before various local, state and central authorities constituted under the law”.

“To file appeals, revision in the High Court, Sessions Court and State Commission in the event of the need to file such appeals or revision or SLP and to appear and engage advocate in any appeal or revision against the company in any court”.

“To compromise and/or settle the matters and to sign compromised documents to be submitted in the Court or to enter into compromise, to withdraw money deposited in the court and to pass receipt for the same in the name and for and on behalf of the company”.

“To appoint legal advisors and fix their retainership fees and other fees in respect of the day to day affairs of the Company”.

“To continue further proceedings of the suits and other proceedings which have already been filed on behalf of the Company under the signatures of its Authorized Representative / Power of Attorney”.

“RESOLVED FURTHER THAT Mr. Anil Khera, Authorized Representative of the company be and hereby authorized to delegate any of the powers entrusted to him in favor of any other person as he may deem appropriate and to execute necessary power of Attorney to that effect”.

“RESOLVED FURTHER THAT Certified true copy of the resolution be furnished to all the connected parties as may be required”.

GENERAL POWER OF ATTORNEY

TO ALL TO WHOM THESE PRESENTS SHALL COME, V-TECHWEB (India) PRIVATE LIMITED, a company incorporated under the provisions of The Companies Act 1956, and, having its registered office at 302, Lotus House, 6, New Marine Lines, Mumbai 400 020 (hereinafter referred to as "Company" which expression shall unless repugnant to the context or meaning thereof shall be deemed to mean and include its successors in business) SEND GREETINGS:

WHEREAS Company is desirous of appointing some fit and proper person as its true and lawful Attorney:

NOW KNOW ALL MEN BY THESE PRESENTS, that V-TECHWEB (India) PRIVATE LIMITED, do hereby nominate, constitute and appoint MR. VASANT R. JADHAV (hereinafter called "the said Attorney") as its true and lawful Attorney for it, in its name and on its behalf and at its risk and expense to do lawfully and execute all or any of the following acts, deeds and things that is to say:

1.           To demand, sue for, recover and receive from every person and everybody, politic or corporate whom it shall or may concern all such of money, deposits, return of capital debts, dues, goods, wares, merchandise, chattels effects and things or whatever nature or description whatsoever which now or which at any time or times during the subsistence of these presents shall or may be or become due, owing, payable, deliverable or belonging to me solely or jointly with others in or by any right, title, ways or means howsoever and upon receipt of delivery thereof or any part thereof or otherwise as the case may require to make, sign execute and deliver such receipts, releases or other discharges for the same respectively as the said Attorney shall think fit or be advised.

2.           To purchase any property for and on its behalf in India both movable and / or immovable and for that purpose to sign and execute all documents, agreements, receipts and other act, things, deeds ancillary and incidental thereto.

2

3.           To enter into Agreement for lease or monthly tenancy or on leave and licence basis any premises at such rent, compensation and for such terms as the said Attorney may think fit and to execute the necessary lease/ Leave and licence agreements also to give on lease/ Leave and licence agreements any land or building or any part of such land or building for a period to any party(s)/person(s) in such a manner at such rent and upon such conditions as the said Attorney may think fit and also to give for use by way of licence any land or building or any part of such land or building.

4.           To execute Agreement(s), Deposit Agreement(s), Instruments, Indemnity Bond (s), Amenities Agreement (s), and all other papers as may be deemed necessary and expedient by the said Attorney to approach, if necessary, the necessary authorities / Company for getting the No Objection Certificate for the purpose of the Execution of Leave and License/Tenancy/Lease Agreement of any land or building belonging to the Company or any part of such land or building. in favour of any party(s) / persons(s).

5.           To deal, correspond with and represent it before any Government body or local authorities, and the other statutory bodies and authorities, if necessary and to obtain any consents, approvals, or permission, if so required and for that purpose to sign all applications, papers, forms, declarations, undertakings as may from time to time be required by any of the said authorities.

3

6.           To appear and represent Company by himself or through his duly authorised representatives as the case may be, and to carry on correspondence under their signature with all concerned local, governmental and public authorities and bodies including the Government of Maharashtra and all its departments, the Municipal Corporation of Greater Bombay and all its departments, Assessor & Collector, Municipal Corporation, the Town Planning authorities, the Competent Authority appointed under the Urban Land (Ceiling & Regulation) Act, 1976, authorities under the Maharashtra Land Revenue Code, Maharashtra Regional & Town Planning Act, the Office of the Talati, Mamlatdar, Tahsildar, Office of the Collector and the other Revenue Offices, City Survey Offices, Sub- divisional Officer, Offices of the Land Records and other local or governmental bodies or authorities, for the transfer of the Property to the name of the Company and also for making necessary mutation entries in respect Properties of the Company in the relevant records, and for the said purpose to sign and file necessary Affidavits, forms, applications, petitions, representations, statements and other documents containing true facts and particulars and prefer any appeal reference, review in that behalf as the said Attorney may desire.

7.           To obtain in favour of Company, a separate Property Register Card, mutation entries, 7/12 Extracts, from the concerned authorities after sub-division and/or amalgamation of Property/portions therefrom;

8.           To apply on our behalf to the Electricity Authority/Board or other companies and concerned authorities for transferring the electric meters on the name of the Company and for the said purpose to sign all necessary papers and documents as may be necessary.

4

9.           To give consent in on behalf of Company and as it act and deed and/or in the name of the Company and on its behalf and as its act and deed, to the sale or other transfer of the Transferable Development Rights FSI or floating FSI that may be generated from Company’s Property and for this purpose to enter into deeds, documents and Agreements and to receive and appropriate consideration monies in respect of the said sales in such manner as our Attorneys may deem fit.

10.          To pay or allow all ground rent, taxes, rates and municipal taxes, insurance premium and all other payments and outgoings whatsoever due and payable for or on account of any lands and buildings belonging to Company and also to carry out repairs to such buildings from time to time and make payments for such repairs.

11.	To make, execute and enter into such contracts, transfers, assignments, instruments, accounts and things as shall be required or may be deemed proper either for or in relating to any of the purpose aforesaid.

12.         To appear for and represent soceity before all income-tax authorities and make and sign Returns of Income, applications for refund, appeals and revision and reference applications and other proceedings and to do and execute all other acts, deeds, matters and things on its behalf in connection with the tax affairs as the said Attorney shall think fit.

5

13.         To appear for and represent Company to conduct the Sales tax Proceedings, Income Tax proceedings, proceedings before the Municipal authorities with regard to the Property and any other applicable tax and charges before the Assistant Commissioner, commissioner, Inquiry officer or any such statutory authority and to do all other acts which are necessary and incidental for the proper conduct of the matter such as presenting the books of account, furnishing details, to give statement on oath, obtain different kinds of forms etc..

14.         To appear for and represent Company before all MCGM authorities, Police authorities and such other Government Authorities or Municipal Officers to make and sign applications and other proceedings and to do and execute all other acts, deeds, matters and things on its behalf in connection with the affairs as the said Attorney shall think fit.

15.	To commence and prosecute, and to defend, appeal, refer to arbitration, compound, settle and abandon all actions, proceedings, suits, claims, demands in relation to the business and property of the Company or other wise in relation to the affairs of the Company and for such purposes to sign, verify and present any document, pleadings or other instruments in writing and to appear and make statement on oath or otherwise in relation to the affairs of the Company and for that purpose to sign and execute all documents, writings plaints, petitions, affidavits and applications as may be necessary in its name and to obtain decree, to appoint any pleader, agent, solicitor or advocate for the said purpose and to obtain legal advice in any matter affecting the Company.

6

16.         To appoint and employ any Attorney, advocates, income-tax experts, accountants, architects, Valuers, Consultants or other persons and the same from time to time dismiss and discharge and to appoint or employ others in his stead.

17.         To take charge of its immovable properties wherever situate whether given on leave and licence, tenancy, lease or otherwise and to deal with such tenants, lessees and licensees in such a manner as the said Attorney shall deem fit and proper.

18.         To appear before the Sub-Registrar of Assurances anywhere in the Union of India on its behalf and to execute and present for registration any documents in which Company may be interested and also to admit execution of any document signed and executed by Company and to take all steps and proceedings that may be required for the purpose of such documents, property registered under the Indian Registration Act.

19.         AND GENERALLY to do all other acts, deeds, matters and things whatsoever in or about the estate, property and affairs belonging to Company and concur with any person or per sons jointly interested with Company therein and doing all acts, deeds, matters and things herein either particularly or generally described as amply and effectually to all intends and purposes as Company could do in its own proper person if these presents had not been executed.

7

20.	AND COMPANY DO HEREBY RATIFY AND CONFIRM and agree to ratify and confirm whatsoever the said Attorney or any substitute shall do or purport to do by virtue of these presents.

IN WITNESS WHEREOF COMPANY have set and subscribed its hand to this writing on this 8th day of May Two Thousand Ten

SIGNED AND DELIVERED)
by the withinnamed :)
V-TECHWEB (INDIA) PVT. LTD.)
in the presence of :)

1. Rajesh A. Boshte
2. Sitaram Khandake

ACCEPTED BY:

MR. VASANT R. JADHAV

DHANRAJ PATIL
Advocate High Court, Mumbai.
Ground Floor, Esplanade Court,
MUMBAI - 400 001.

NOTARY
G. J. RAJANI
GR. MUMBAI
REGD. NO. 179/88
GOVT. OF MAHARASHTRA

BEFORE ME 10/5/10

G. J. RAJANI
NOTARY GREATER MUMBAI
Bldg. No. 3A Plat No. 102,
1st Floor, Shiv Bhagtiani Manor,
Near Hiranandani Complex,
Powai, MUMBAI - 400 076.

S. No. 2140 Page 75
Dt. 10/5/10 of Notary
Register

8

DATE THIS DAY OF 2010

BETWEEN

V-TECHWEB (INDIA) PVT. LTD.

TO

MR. VASANT R. JADHAV

GENERAL POWER OF ATTORNEY

Interjuris
Advocates & Associates
302, Lotus House, 3rd floor
6, New Marine Lines
Mumbai 400 020

9